UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2007

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The Quantum Group, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	000-31727	20-0774748
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3420 Fairlane Farms Road, Suite C, Wellington, Florida, 33414

 (Address of Principal Executive Office) (Zip Code)

(561) 798-9800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

The Quantum Group, Inc. (the “Company”) hereby incorporates by reference the disclosure made in Item 5.02 below.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(e)

On September 21, 2007, the Company entered into certain accrued compensation conversion agreements with Mr. Noel J. Guillama, Chief Executive Officer, and Mr. Donald B. Cohen, Chief Financial Officer, to convert 50% of their accrued but unpaid compensation to date into unregistered units of common stock, Class A warrants and Class B warrants otherwise identical to the units offered by the Company in its secondary public offering currently before the Securities and Exchange Commission. The Company also agreed to pay the tax liability directly to the Internal Revenue Service on behalf of these individuals to cover the tax liabilities associated with such conversions. Mr. Guillama and Mr. Cohen will receive additional cash compensation for taxes in the amount of $279,696.65 and $83,100.89, respectively, for the conversion into units of $487,646.50 and $158,121.00 of accrued compensation and other amounts owed, respectively. The remaining balances due will be converted into two-year promissory notes at an annual interest rate of 8%. Additionally, on September 21, 2007, the Company entered into a similar accrued compensation conversion agreement Mrs. Susan Darby Guillama, Chief Administration Officer, to convert all of her accrued but unpaid compensation into a two-year promissory note at an annual interest rate of 8%. The total amounts due to these executive officers prior to the foregoing agreements were $975,293 for Mr. Guillama, $316,242 for Mr. Cohen and $234,583 for Mrs. Guillama.

The Board approved the foregoing conversions on August 1, 2007. The foregoing are summaries of the material terms and provisions of the respective conversion agreements and the promissory notes, copies of which are filed as exhibits hereto.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description
99.1	Accrued Compensation Conversion Agreement by and between the Company and Mr. Noel J. Guillama dated as of September 21, 2007.
99.2	Nonconvertible Promissory Note by and between the Company and Mr. Noel J. Guillama dated as of September 21, 2007.
99.3	Accrued Compensation Conversion Agreement by and between the Company and Mr. Donald B. Cohen dated as of September 21, 2007.
99.4	Nonconvertible Promissory Note by and between the Company and Mr. Donald B. Cohen dated as of September 21, 2007.
99.5	Accrued Compensation Conversion Agreement by and between the Company and Mrs. Susan Darby Guillama dated as of September 21, 2007.
99.6	Nonconvertible Promissory Note by and between the Company and Mrs. Susan Darby Guillama dated as of September 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE QUANTUM GROUP, INC.

By:	/s/ DONALD B. COHEN
Donald B. Cohen Chief Financial Officer

Date: September 27, 2007

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